JOINT VENTURE AGREEMENT
                             -----------------------

This Agreement is made as of this 21st day of July, 2003 by and between CEO Produksigon Tanitim ve Arastirma Hizmetleri Ltd Sti, a company organized and existing under the law of Turkey and having principal place of business at 81/2 Buyukdere Cad Kugu Is Merkezi, Mecidiyekoy, Istanbul, Turkey, 34387 (hereinafter called "CEO"), and SPAR Group International, Inc. a company organized and existing under the laws of the State of Nevada, USA, having its principal place of business at 580 White Plains Road, Tarrytown, NY, USA, 10591 (hereinafter called "SPAR"),

                                WITNESSETH THAT:

WHEREAS, CEO is engaged in the retail solution businesses in Turkey, having a wide range of clients and also having various knowledge and human resources with respect to the retailing businesses in Turkey;

WHEREAS, SPAR is engaged in the retail solution businesses in the USA, having computer software useful for agency, assistance, instruction and reporting of storefront activities and also having operational know-how with respect to such software; and

WHEREAS, CEO and SPAR are desirous of organizing a corporation to jointly conduct retail solution businesses in Turkey (hereinafter called "Territory").

NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained, the parties hereto agree as follows:

                   CHAPTER I: ORGANIZATION OF THE NEW COMPANY
                              -------------------------------

Article 1.      Establishment

Promptly after the effective date of this Agreement, the parties hereto shall cause a new company to be organized under the laws of Territory (hereinafter called "SPAR Turkey Ltd"). Upon formation, New Company shall become a party to this Agreement.


Article 2.      Business Purposes

The business purposes of the New Company shall consist of the following:

1. Provide retail merchandising and product demonstration services

2. Agency, assistance, instruction and report of storefront sales activities;

3. Implementation of market research and analysis of results thereof;

4. Assembly of setups used for sales promotion;

5. Consulting regarding store management;

6. Development and sale of management system regarding retailing;

7. Designing and sale of database; and

8. Any and all businesses incidental or relating to any of the foregoing.


Article 3.      Trade Name

The New Company shall be named in Territory as "SPAR Alan Pazarlama Hizmetleri Limited Sirketi" and in English as SPAR Turkey Ltd.


Article 4.      Location

The New Company shall have its main office at 81/4 Buyukdere Cad Kugu Is Merkezi, Mecidiyekoy, Istanbul, Turkey, 34387.


Article 5.      Articles of Incorporation

The Articles of Incorporation of the New Company shall be in the form attached hereto as Exhibit A.


Article 6.      Capital

The total number of shares which New Company shall be authorized to issue shall be 10000 that par value of each share shall be $10 (ten USD). At the time of establishment of New Company, shares shall be issued and fully subscribed by the parties hereto as follow:

                o        CEO:      (49%)    4900 shares
                o        SPAR:     (51%)    5100 shares

All the shares to be issued by New Company shall be nominal and ordinary shares


Article 7.      Payment

Each of the parties hereto shall at the same proportions and at the same dates pay in Turkish Liras and in cash the cash the amount equivalent to its subscribed shares at par value upon issuance of the shares of New Company. Number of shares may change according to the value of $100.000 at the time of incorporation.


          CHARPTER II: PREPARATION OF ESTABLISHMENT OF THE NEW COMPANY
                       -----------------------------------------------


Article 8.      Preparation of Establishment of the New Company

Each party shall take its role as described below for the preparation of the commencement of New Company's business. Any expenses and costs necessary for such preparation shall be borne by each party. SPAR shall enter into with New Company a license agreement in the form attached hereto as Exhibit B (the "License Agreement"). For reference, the License Agreement includes the obligations of SPAR to:

1. localize and set up software provided by SPAR to work in Turkey;

2. consult on the organization of merchandising services: and;

3. train the New Company's personnel in how to operate the merchandising software;

4. give advice on budgeting and development of each business plan.

SPAR Turkey Ltd shall

1. provide office and facility space to New Company under the terms of a supply agreement described in Article 25 herein

2.       arrange meetings with current clients to promote New Company's services

                  CHAPTER III: GENERAL MEETING OF SHAREHOLDERS
                               -------------------------------


Article 9.      Ordinary and Extraordinary General Meeting

The Ordinary General Meeting of Shareholders shall be convened by resolution of the Board of Directors and held in Turkey or any other vicinal place within 3 months, from the last day of each accounting period of New Company.

An Extraordinary General Meeting shall be convened by a resolution of the Board of Directors whenever deemed necessary.


Article 10.     Quorum and Resolution

Except as expressly otherwise provided in the Articles of Incorporation of New Company and the provisions of Turkish Commercial Code, and this Agreement all resolutions of the General Meeting of Shareholders shall be adopted by the presence and affirmative vote of Shareholders holding at least two thirds of the shares..


Article 11.     Important Matters

In addition to such matters as required by the Articles of Incorporation of New Company or the Commercial Code, any resolutions of the following matters by the General Meeting of Shareholders require the presence and the affirmative vote of shareholders holding at least 2/3 of the capital.

1.       any amendment or modification of the Articles of Incorporation;

2.       increase or decrease in the authorized capital or paid-in capital;

3. issuance of new shares or any other kind of equity securities or instruments convertible into equity securities or the decision to undertake a Public Offering (as defined on Article 29);

4.       issuance of debentures;

5.       transfer of any part or whole of business;

6.       any and all matters relating to dividends of New Company;

7.       dissolution or amalgamation;

8.       change in number or length of tenure of Directors;


                   CHAPTER IV: BOARD OF DIRECTORS AND OFFICERS
                               -------------------------------

Article 12.     Election of Directors

The Board of Directors of the New Company shall consist of four (4) Directors; two (2) of whom shall be elected from among those appointed by CEO and 2 whom shall be elected from those appointed by SPAR. The Chairman of the Board of Directors shall be elected from the Directors by the mutual consultation of both parties. In case of any increase or decrease in the number of Directors, the representation stipulated above shall be unchanged and pro-rata at all times.


Article 13.     Election of Officers

Officers shall be appointed by the Board of directors and serve at their pleasure.


Article 14.     Office of Director

The term of office of each Director shall expire at the close of the Ordinary General Meeting of Shareholders, which relates to the closing of accounts last to occur within three (3) years from his assumption of office.

Article 15.       Quorum

Each Director shall have one (1) voting right in the Board of Directors. Except as otherwise required in the Articles of Incorporation of New Company, this Agreement or a majority of the Directors shall constitute a quorum at any meeting of their Board of Directors, and all resolutions shall be adopted by the affirmative vote of more than two-thirds of the votes of the Directors present.

Article 16.     Ordinary Meeting of the Board of Directors

The Ordinary Meeting of the Board of Directors shall be held quarterly, and an Extraordinary Meeting of the board of Directors shall be held when necessary, both of which shall be convened in accordance with the provisions of the Articles of Incorporation. To the extent then permitted, any meeting of the Board of Directors may be held by interactive video conference or other similar electronic or telephonic means, and any action that may be taken by the Board of Directors at a meeting thereof (whether in person or video conference) may be effected in lieu of such meeting by unanimous written consent resolution executed by each member of the Board of Directors. The parties hereto confirm that the prevailing interpretation in Territory is that meetings of boards of directors may be held by interactive videoconference. For any proposed meeting of the Board of Directors for which SPAR requests, SPAR Turkey Ltd and SPAR shall cooperate to arrange for such meetings to be held by video conference. A written record in Turkish of all meetings of the Board of Directors and all decisions maybe by it together with English translation thereof shall be made as promptly as practicable after each meeting of the Board of Directors by one of the Board selected by the Board of Directors at each meeting, kept in the records of the Company and signed or sealed by each of the Directors.


Article 17.     Important Matters

In addition to such matter as required by Articles of Incorporation of New Company, the following matters of the Board of Directors meeting shall require the affirmative vote of more than two-thirds of the votes of the Directors:

1. Any proposal to the General Meeting of Shareholders or action by the Board of Directors for the matters as provided in Article 11 hereof;

2. any investment or commitment of New Company in amounts individually in excess of $100,000 (one hundred thousand USD or in the aggregate in excess of $100,000 (one hundred thousand USD);

3.       any loan or credit taken by New Company

4. execution, amendment or termination of agreements or commitments with CEO, SPAR or their subsidiaries or affiliates;

5. adoption or amendment of the annual budgets and business plan subject to consequent approval by the Shareholder's General Meeting;

6.       adoption  or  any  material   modification  of  major   regulations  or
         procedures, including any employee rules or handbook;

7.       change of the auditing firm as provided in Article 20;

8. initiating or settling any litigation, arbitration or other formal dispute settlement procedures or forgiveness of any obligation owed to the New Company in excess of $100,000 (one hundred thousand USD);

9. preparation of annual closing of the books of New Company and the New Company's annual financial statements, and changing of accounting policies and practices

10. establishment or amendment to the condition of employment of New Company officers, provided that the affirmatives vote of SPAR-nominated Directors shall not be withheld unreasonably;

11. No sale at disposition of or granting a lien, security interest or similar obligation with respect to, in one or a series of related transactions of New Company or with respect to any major strategic asset of New Company that crucial to New Company' business;

12. Formation of any subsidiary of New Company, entry into (or subsequent termination of) any joint venture, partnership or similar agreements;

13. entering into, amending or terminating any contract with/or commitment to any Director or shareholder except for cases foreseen in art 539/2 of the TCC regarding appointment and dismissal of Directors; and

14. entering into any agreement or commitment to provide goods or services outside Turkey.


                                CHAPTER V: AUDIT
                                           -----


Article 18.     Accounting Period

The accounting periods of New Company shall end on the 30th day of December of each year.

Article 19.     Statutory Auditors (where required)

A Statutory Auditor shall be appointed by (company), county and (proposed person) shall be the initial Statutory Auditor.

Article 20.     Inspection of Accounting Records and Books

The New Company shall yearly arrange audit on the accounting records and books and shall submit a report of such audit to each of the parties hereto within thirty (30) days from the completion of the audit.

Ernst & Young shall be the accounting firm engaged by New Company. Such accounting firm shall audit the accounting records and books of New Company and any other matters relating, directly or indirectly, to the financial condition of New Company. Any fee for the certified public accountant for inspection and audit mentioned above shall be borne by New Company. New Company shall keep true and correct accounting records and books with regard to all of its operations in accordance with generally accepted accounting principals consistently applied ("GAAP") in Territory. All accounting records and books shall be kept ready for inspection by the parties hereto or by their authorized representative. If requested by SPAR, New Company shall cooperate with respect to each financial period to provide such information as required by SPAR to reconcile New Company's financial statements with U.S. GAAP reporting requirements of SPAR.

Article 21.     Increase of Capital

In case of capital increase of the New Company after its establishment, CEO and SPAR shall have the preemptive right to new shares to be issued for such capital increase in proportion to their respective shareholdings in the New Company.

                         CHAPTER VI: TRANSFER OF SHARES
                                     ------------------


Article 22.     Restrictions on Transfer of Shares

Except as provided in Article 23 hereof, neither party hereto shall, without the prior written consent of the other party, assign, sell, transfer, pledge, mortgage, or otherwise dispose of all or any part of its shares (including its right to subscribe to new shares) of the New Company to any third parties.


Article 23.     Preemptive Right and Option

1. After three (3) years from the effective date of this Agreement, if either party hereto (hereinafter called "Selling Party") wishes to transfer and sell all but not less than all of its shares, the Selling Party shall furnish to the other Party (hereinafter called "Other

         Party") a written notice of a proposed purchaser, the offered purchase price and other major terms and conditions of such proposed sale.

         The Other Party shall have a right to purchase such shares by giving Selling Party a written notice of its intention to purchase the same within ninety (90) days from the receipt of Selling Party's notice, upon the same terms and conditions as described in the Selling Party's notice. The Selling Party may sell such shares upon the terms and conditions as described in its notice after ninety (90) days from the date of Other Party's receipt of such notice unless Other Party gives a notice for its purchase of the shares to Selling Party. Unless agreed by the. Other Party in writing, any transferee party shall be subject to this Agreement.

2. After three (3) years from the effective date of this Agreement, either party may at any time make a written offer to buy all of the other Party's shares in the New Company. The Other Party shall then, either accept the offer and sell all of its shares under the terms and conditions offered, or purchase the offering party's shares at the same terms and conditions. If the party receiving the initial offer does not respond to the initial offer within one hundred and twenty (120) days, the party receiving the offer shall be deemed to have accepted the offer to sell its shares. The parties shall cooperate to effect the closing of such purchase and sale of all of the shares of the New Company held by the Selling Party within 120 days of the decision or deemed decision of the second party. At such closing, the purchasing party shall pay to the Selling Party the purchase price in cash, and the Selling Party shall deliver to the purchasing party share certificates representing all of the Selling Party's shares held in the New Company, free and clear of any liens.


Article 24.     Cooperation in Financing

1. The New Company may borrow up to $50,000 (fifty thousand USD) as its operating funds, which shall be guaranteed by CEO if necessary. CEO shall make its reasonable efforts to enable such borrowing. The terms of the borrowing and any agreement between New Company and CEO with respect to CEO guarantee shall be matters subject to Section 18 hereof.

2. The New Company may borrow an additional $50,000 (fifty thousand USD) when it needs additional funds, if such borrowing is approved in advance by the Board of Directors as an important matter under Article 19 herein.

3. If CEO pays any creditors of the New Company due to a guarantee made by CEO to such creditors in favor of the New Company, SPAR shall reimburse CEO for half of the amount paid by CEO, but only if the New Company's borrowing of such funds and CEO guaranty of the New Company's obligations have been expressly agreed to in advance by SPAR in writing or in a Board resolution, for which both SPAR nominated directors have voted affirmatively.


                    CHAPTER VII: ROLE OF CONTRACTING PARTIES
                                 ----------------------------


Article 25.     Supply of Office and Facility

1. CEO shall supply offices and facilities, staff service for general affairs and finance, and intra company network services, which are determined, at CEO's sole discretion, necessary for the operation of New Company after the consultation between the both parties, to New Company at no charge for a period of three (3) years. In the event that CEO cannot provide such services within its existing facilities then CEO will reimburse to SPAR Turkey Ltd the cost of such described office and facilities so that SPAR Turkey Ltd will incur no cost for the described space and services for three (3) years.

2. SPAR for first three (3) years will provide up to three thousand (3,000) hours of business support annually. This support may be in the form of general business, consultation or programming support to modify or enhance the merchandising software. SPAR will maintain ownership of all software. If support provided by SPAR exceeds three thousand (3,000) hours the additional hours will billed by SPAR to SPAR Turkey Ltd at fifty five USD ($55.00) per hour. However a lower price will be charged for programming costs if a less expensive way to hire IT staff is found. SPAR Turkey Ltd will be able to hire its own IT staff as appropriate.

3.       CEO agrees that its  operating  expenses  may not be  allocated to SPAR
         Turkey Ltd.

Article 26.     Personnel

CEO shall, at its own judgment, second to New Company its personnel who are appropriate for the startup of business of New Company for a period of one year without any consideration. In principal, New Company shall be responsible for the payment of salaries and benefits for such personnel and all other matters concerning their employment; however CEO shall, at its own judgment, pay such salaries, etc.


Article 27.     Training

Each party hereto shall provide the appropriate training to the employees for New Company's operation at its own site. The said training shall be made upon New Company's request and any necessary expenses for the training shall be borne by New Company, except as otherwise provided in License Agreement or the Supply Agreement.


Article 28.     Non-Competition

For five (5) years from the Execution Date of this Agreement, neither SPAR nor CEO shall without the prior consent of the other, engage in, whether directly or indirectly, Merchandising Services (as defined in the License Agreement) in Territory or any other business then competitive with New company in Territory. However, in the event that SPAR enters into a contract with a customer that covers more than one country and the scope of such agreement includes services in Territory, SPAR shall not be prohibited from entering into or performing such agreement, provided that SPAR shall make commercially reasonable efforts to enable New Company to participate in and be fairly compensated for providing services to any such customer.


                   CHAPTER VIII: AMENDMENT FOR PUBLIC OFFERING
                                 -----------------------------

Article 29.     Public Offering

Both parties acknowledge that the New Company may attempt to become a listed company or over-the counter company on the Territory Stock Exchange or any other stock exchange or public market in Territory (public Offering). Both parties acknowledge that conversion of the company type and structure, the number of issued shares, the number of shareholders, the paid-up capital and profit transaction with each party, the seconded employees of New Company will be reviewed and instructed for amendment by the relevant governmental or regulatory authorities in accordance with those bodies' rules or guidelines for Public Offering. If both parties agree to undertake a Public Offering pursuant to Article 11 above, both parties shall discuss and reasonably cooperate with each other to amend the Articles of Agreement and/or the License Agreement in order to complete the Public Offering of New Company. Any changes to the License Agreement will be effective upon consummation of the Public Offering (but not before), and subject to the approval of the Boards of Directors of the New Company, CEO and SPAR.


                           CHAPTER IX: CONFIDENTIALITY
                                       ---------------

Article 30.     Confidential Information

CEO and SPAR shall keep secret and retain in strict confidence any and all confidential information and use it only for the purpose of this Agreement and shall not disclose it to a third party without the prior written consent of the other party unless the receiving party can demonstrate that such information:
(i) has become public other than as a result of disclosure by the receiving party, (ii) was available to the receiving party prior to the disclosure by the disclosing party with the right to disclose, or (iii) has been independently acquired or developed by the receiving party.


                          CHAPTER X: GENERAL PROVISIONS
                                     ------------------

Article 31.     Effective Date

This Agreement shall become effective at the time of execution hereof.


Article 32.     Termination

1. If either party transfers its shares in the New Company to the other party hereto in accordance with Article 24 hereof, this Agreement shall terminate. If either party transfers its shares in the New Company to another party, unless expressly agreed by the non-transferring party in writing, this Agreement shall be assigned to and binding upon such third party, provided that the assigning party shall remain liable for all legal acts with respect to this Agreement or the New Company occurred before the Effective Date of such assignment.

2. Either party not in breach of this Agreement may terminate this Agreement by written notice to the other party if any breach shall not have been corrected by the other party in breach within ninety (90) days after written notice is given by such party not in breach complaining of such breach.

3. Either party may terminate this Agreement by giving notice in the event of one or more of the following:

         (a) Appointment of a trustee or receiver for all or any part of the assets of the other party;

         (b)      Insolvency or bankruptcy of the other party;

         (c)      Assignment of the other party for the benefit of creditor;

         (d)      Attachment of the assets of the other party;

         (e)      Expropriation  of the  business or assets of the other  party;
                  and

         (f)      Dissolution or liquidation of the other party.

If either party is involved in any of the events enumerated in (a) through (f) above, it shall immediately notify the other party of the occurrence of such event.

4. In case of the termination of this Agreement pursuant to Article 32.2 or Article 32.3, the party terminating in accordance with this Agreement shall have an option to purchase the shares of the other party at the book value to be decided by an internationally recognized accounting firm that is not the principal accounting firm of either party, if either party so requests, or to have the New Company dissolved.

5. Upon termination of this Agreement or SPAR's ceasing to hold at least 51% of the shares in New Company, the License Agreement shall terminate immediately if still in effect, unless otherwise agreed by the parties.


Article 33.     Force Majeure

Neither party shall be liable to the other party for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotions, wars,
hostilities   between  nations,   governmental   laws,  orders  or
regulations, embargoes, actions by the government or any agency thereof, acts of God, storms, fires, accidents, strikes, sabotages, explosions, or other similar contingencies beyond the reasonable control of the respective parties.


Article 34.     Notices

All notices, reports and other communications given or made in accordance with or in connection with this Agreement shall be made in writing and may be given either by (i) personal delivery, (ii) overnight delivery or (iii) registered air mail, if properly posted, with postage fully prepaid, in an envelope properly addressed to the respective parties at the address set forth below or to such changed address as may be given by either party to the other by such written notice. Any notice, etc by personal delivery or overnight delivery or facsimile transmission shall be deemed to have been given (7) days after the dispatch.

In any event, if any notice, etc. is received other than the regular business hours of the recipient, it shall be deemed to have been given as of the following business day of the recipient.

To:            CEO               81/2 Buyukdere Cad Kugu Is Merkezi,
                                 Mecidiyekoy, Istanbul, Turkey;

               SPAR SPAR Group, Inc. ATT Robert G. Brown, Chairman 580 White Plains Road, Tarrytown, NY, USA


Article 35.     Assignment

This Agreement and the rights and obligations hereunder are personal to the parties hereto, and shall not be assigned by either of the parties to any third.


Article 36.       Arbitration

All dispute, controversies, or differences which may arise between the parties hereto, out of or in relation to or in connections with this Agreement, shall be finally settled by arbitration in Territory in accordance with the relevant arbitration provisions of the Turkish Civil Procedure Act except where provided otherwise in this Agreement. Prior to any dispute, difference or agreement being referred to arbitration the parties shall seek to resolve the matter as follows;

The matter shall be referred to the chief executives of each party for consideration but if they are not able to resolve the matter within ninety (90) days provisions as to arbitration shall take effect.

The arbitration shall be conducted by three (3) arbitrators in English and in Turkish in accordance with the Turkish Civil Procedure Act and the provisions of this agreement and Turkish Laws shall be applied to the dispute. In case of a dispute each party shall appoint one arbitrator. The party having appointed its arbitrator shall give notice to the other party of such appointment upon which the other party shall appoint its arbitrator within 7 days of notice.

 The third arbitrator shall be chosen by the two arbitrators appointed by the parties within 7 days of their appointment. In case the arbitrators cannot agree on the third arbitrator the third Arbitrator shall be appointed by the Court. The arbitrators shall conclude the dispute within 6 months upon their first gathering. Such period can only be extended by mutual written agreement of the Parties. The decision of the arbitrators shall be final and legally binding upon both parties


Article 37.     Implementation

The Shareholders hereby agree, for themselves, their successors, heirs and legal representatives, to vote at Shareholders' meetings, and to cause the Directors they nominate to vote at Board meetings and to carry out their duties, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, to take such other actions and to cause the Articles of Incorporation of New Company, New Company work rules and other rules and Commercial registry and any other document to be amended or adopted as may be reasonably required to effect the provisions and intent of this Agreement and the transactions contemplated hereby.


Article 38.     Governing Law

This Agreement and all questions arising out of or under this Agreement shall be governed by and interpreted in accordance with the laws of Territory.

Article 39.     Waiver

1. Any failure of either party to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

Article 40.     Entire Agreement

This Agreement constitutes the entire and only agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any other commitments, agreements or understandings, written or verbal, that the parties hereto may have had. No modification, change and amendment of this Agreement shall be binding upon the parties hereto except by mutual express consent in writing of subsequent date signed by authorized officer or representative of each of the parties hereto.


Article 41.     Headings

The headings of articles and paragraphs used in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of the respective articles and paragraphs of this Agreement.


Article 42.     Language

This Agreement has been executed in the English and Turkish. If there is any discrepancy or inconsistency between the English and the Turkish versions, the English version shall prevail.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in two (2) copies by their respective duly authorized officer or representative as of the day first above written.

CEO

Signature:    /s/ Atilla Akalin
              ---------------------

Name:         Atilla Akalin

Title:        Managing Director



Spar Group International, Inc.


Signature:    /s/ Robert G. Brown
              ---------------------

Name:         Robert G. Brown

Title:        Chairman and CEO